UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________________________________________________
FORM 8-K
____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2013
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Victor Technologies Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-13023	74-2482571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of Principal Executive Offices)		(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Quinn Employment Agreement Amendment

On June 4, 2013, Victor Technologies Group, Inc. (the “Company”) entered into an amendment (the “Quinn Amendment”) to the Executive Employment Agreement, dated as of August 17, 2009, by and between the Company and Martin Quinn, the Company’s Chief Executive Officer (as amended as of December 3, 2010 and December 18, 2011, the “Quinn Employment Agreement”). Pursuant to the Quinn Amendment, in the event that Mr. Quinn’s employment is terminated either Without Cause or as a result of a Constructive Termination Without Cause, Mr. Quinn shall be entitled to receive:

•	his then current Base Compensation for two years following such date of termination, rather than for one year following such date of termination, as had previously been the case; and

•
a bonus of 60% of his Basic Compensation in effect as of the date of termination, in lieu of any bonus or portion of any bonus to which he may have otherwise been entitled under the Company’s Annual Incentive Plan, rather than the pro rata bonus to which Mr. Quinn had previously been entitled.

In addition, pursuant to the Quinn Amendment, the amounts to which Mr. Quinn is entitled under the Quinn Employment Agreement in the event of a termination Without Cause or as a result of a Constructive Termination Without Cause, shall not be reduced as a result of his reemployment during the period of time during which he is entitled to such amounts. Previously, such amounts would have been reduced by any compensation and benefits that Mr. Quinn would receive pursuant to a reemployment during such time.

All capitalized terms that are used but not defined under the heading “Quinn Employment Agreement Amendment” above, shall have the meanings ascribed to such terms in the Quinn Employment Agreement. The description of the Quinn Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Kulka Employment Agreement Amendment

On June 4, 2013, the Company entered into an amendment (the “Kulka Amendment”) to the Executive Employment Agreement, dated as of October 24, 2011, by and between the Company and Jeffrey S. Kulka, the Company’s Executive Vice President and Chief Financial Officer (the “Kulka Employment Agreement”). Pursuant to the Kulka Amendment, the amounts to which Mr. Kulka is entitled under the Kulka Employment Agreement in the event of a termination Without Cause or as a result of a Constructive Termination Without Cause, shall not be reduced as a result of his reemployment during the period of time during which he is entitled to such amounts. Previously, such amounts would have been reduced by the compensation and benefits Mr. Kulka would receive pursuant to a reemployment during such time.

All capitalized terms that are used but not defined under the heading “Kulka Employment Agreement Amendment” above, shall have the meanings ascribed to such terms in the Kulka Employment Agreement. The description of the Kulka Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.2.

O’Grady Resignation

On June 4, 2013, C. Thomas O’Grady resigned from the Company’s Board of Directors, effective as of such date. Mr. O’Grady’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Amendment to Executive Employment Agreement, dated as of June 4, 2013, between Victor Technologies Group, Inc. and Martin Quinn.
10.2	Amendment to Executive Employment Agreement, dated as of June 4, 2013, between Victor Technologies Group, Inc. and Jeffrey S. Kulka.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2013

VICTOR TECHNOLOGIES GROUP, INC.

By:        /s/ Jeffrey S. Kulka
Name:    Jeffrey S. Kulka
Title:    Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Executive Employment Agreement, dated as of June 4, 2013, between Victor Technologies Group, Inc. and Martin Quinn.
10.2	Amendment to Executive Employment Agreement, dated as of June 4, 2013, between Victor Technologies Group, Inc. and Jeffrey S. Kulka.